UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 30, 2011

ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Orchard Parkway

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 441-0311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On August 30, 2011, Atmel Corporation (the “Company”) completed the previously announced sale and leaseback of its principal executive offices located in San Jose, California.

On August 30, 2011, the Company also entered into an Office Lease (the “Technology Drive Lease Agreement”) with CA-Skyport III Limited Partnership for new principal executive offices, consisting of an approximately 198,033 square foot building, located at 1600 Technology Drive in San Jose, California.  The Technology Drive Lease Agreement has an initial term of ten years at a starting monthly rental rate of $2.00 per rentable square foot (subject to agreed increases), with two renewal options of five years, the first renewal option at ninety-five percent (95%) of fair market rental value at the time of the first renewal and the second renewal option at fair market rental value at the time of the second renewal.  The Company expects to occupy its new corporate headquarters in the Spring of 2012.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION

Date: August 31, 2011	By:	/s/ Stephen Cumming
Stephen Cumming
Vice President Finance and Chief Financial Officer